Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Interactive Intelligence, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-33772, 333-87919, 333-110866, 333-116006, 333-33734, 333-129732, 333-134427 and 333-151701) on Form S-8 and (No. 333-138085) on Form S-3 of Interactive Intelligence, Inc. of our report dated March 16, 2010, with respect to the consolidated balance sheets of Interactive Intelligence, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the related consolidated financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2009, which report appears in the December 31, 2009 annual report on Form 10-K of Interactive Intelligence, Inc.

Our report on the consolidated financial statements includes an explanatory paragraph referring to the change in the manner in which Interactive Intelligence, Inc. accounts for uncertain tax positions, effective January 1, 2007.

/s/ KPMG LLP
Indianapolis, Indiana
March 16, 2010